EXHIBIT 99.77.C
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ITEM 77.C


1. DLB GLOBAL SMALL CAPITALIZATION FUND, DLB STEWART IVORY INTERNATIONAL FUND AND DLB STEWART IVORY EMERGING MARKETS FUND - SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 5, 2000.

         Shareholders of each of the Funds listed above were asked to vote upon the approval of a new investment sub-advisory agreement with respect to each Fund between David L. Babson & Company Inc. and Babson-Stewart-Ivory International (the "New Investment Subadvisory Agreements"). There were 9,706,011.249 votes eligible to be cast at this Special Meeting, which were attributable to each Fund as follows:

         DLB Global Small Capitalization Fund:                  1,456,354.929
         DLB Stewart Ivory International Fund:                  5,691,921.739
         DLB Stewart Ivory Emerging Markets Fund:               2,557,734.581

         Each of the New Investment Subadvisory Agreements was approved by shareholders. All shares of the DLB Global Small Capitalization Fund and all shares of the DLB Emerging Markets Fund voted to approve the New Investment Subadvisory Agreements with respect to such Funds. With respect to the DLB Stewart Ivory International Fund, 88.09% of the shares eligible to vote at the meeting, voted to approve the New Investment Subadvisory Agreement with respect to that Fund. No negative votes were received.

2. DLB GLOBAL SMALL CAPITALIZATION FUND, DLB STEWART IVORY INTERNATIONAL FUND AND DLB STEWART IVORY EMERGING MARKETS FUND - SPECIAL MEETING OF SHAREHOLDERS HELD ON SEPTEMBER 15, 2000.

         Shareholders of each of the Funds listed above were asked to vote upon the approval of a new investment sub-advisory agreement with respect to each Fund between David L. Babson & Company Inc. and Babson-Stewart-Ivory International (the "New Investment Subadvisory Agreements"). There were 9,646,431.240 votes eligible to be cast at this Special Meeting, which were attributable to each Fund as follows:

         DLB Global Small Capitalization Fund:                  1,446,496.630
         DLB Stewart Ivory International Fund:                  5,605,402.026
         DLB Stewart Ivory Emerging Markets Fund:               2,594,532.584

         Each of the New Investment Subadvisory Agreements was approved by shareholders. All shares of the DLB Global Small Capitalization Fund and all shares of the DLB Emerging Markets Fund voted to approve the New Investment Subadvisory Agreements with respect to such Funds. With respect to the DLB Stewart Ivory International Fund, 90.71% of the shares eligible to vote at the meeting, voted to approve the New Investment Subadvisory Agreement with respect to that Fund. No negative votes were received.